UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           _____________________

                                  FORM 8-K
                           _____________________


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                        COMMISSION FILE NO.: 0-25380



                      Date of Report: February 17, 2005



                       ULTRADATA SYSTEMS, INCORPORATED
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


           Delaware                                       43-1401158
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    (State of other jurisdiction of                   (IRS Employer
     incorporation or organization                     Identification No.)


      1240 Dielman Industrial Court, St. Louis, MO            63132
    ----------------------------------------------------------------------
       (Address of principal executive offices)             (Zip Code)


                               (314) 997-2250
            ---------------------------------------------------
            (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation
Item 3.02	Unregistered Sale of Equity Securities

        On February 17, 2005 Ultradata entered into a Securities Purchase Agreement dated February 14, 2005 with Golden Gate Investors, Inc., which was
modified by an Addendum dated February 17, 2005.   Ultradata sold to Golden
Gate a 4 3/4% Convertible Debenture and a Warrant to Purchase Common Stock, all for a purchase price of $300,000. $100,000 of the purchase price was payable immediately, except that $50,000 of that sum is being held in escrow for payment of the costs of preparing and filing a registration statement that will permit Golden Gate to make a public resale of the shares into which the Debenture is convertible and for which the Warrant is exercisable (the "Registration Statement'). The remainder of the purchase price is payable when the Securities and Exchange Commission declares the Registration
Statement effective.

        Interest that accrues on the Debenture, at 4 3/4% per annum, will be payable monthly. The principal amount of the Debenture is payable on February 14, 2007. However, the holder of the Debenture has agreed that, in each month after the Securities and Exchange Commission declares the Registration Statement effective, the holder will convert at least 3% of the face amount of the debenture into common stock. Similarly, the holder of the Warrant is required to purchase at least 3% of the shares subject to the Warrant in each month after the Securities and Exchange Commission declares the Registration Statement effective.

	The conversion provisions of the Debenture and the exercise provisions of the Warrant are correlated so that the Debenture will be converted and the Warrant exercised in like proportions. The result is that in any month in which the holder converts the 3% minimum it will also exercise the 3% minimum under the Warrant, which will result in it purchasing common stock for $99,000 ($90,000 paid in cash and $9,000 of the Debenture principal converted). The number of shares that will be purchased will equal the purchase price divided by the lesser of (a) $1.25 or (b) 80% of the average of the three lowest volume weighted average prices during the twenty trading days preceding conversion/exercise. In total, the conversion of the Debenture and exercise of the Warrant will result in Golden Gate purchasing Ultradata common stock for up to $3,300,000 ($3,000,000 paid in cash and $300,000 of the Debenture principal converted) during the period between the effective date of the Registration Statement and February 14, 2007.

	There are four conditions that may reduce the aggregate purchase price paid by Golden Gate below $3,300,000:

     1. If Golden Gate only converts the 3% minimum per month, the February 14, 2007 payment date for the Debenture will occur before full conversion and exercise have occurred.
     2. The conversion and exercise provisions of the securities provide that at no time may Golden Gate acquire ownership of more that 9.9% of Ultradata's outstanding common stock.
     3. If at the time of a conversion/exercise, the conversion price would be less than $.40, then either (a) Ultradata may opt to redeem the amount of principal that the holder presents for conversion at 125% of face value, or (b) if the conversion/exercise date is later than November 11, 2005, the holder may elect to convert up to $100,000 of the Debenture without exercising the Warrant, either of which events would reduce the aggregate purchases under the Debenture and Warrant by 900% of the amount redeemed by Ultradata or converted without exercise.

     4. When the principal amount of the Debenture falls below $100,000, Ultradata may redeem the remaining principal for its face value. In that event, the aggregate purchase price paid by Golden Gate for Ultradata common stock would be only $2,200,000.

                                  EXHIBITS

10-a Securities Purchase Agreement dated February 14, 2005 between Ultradata Systems and Golden Gate Investors, Inc.

10-b  63/4% Convertible Debenture dated February 14, 2005.

10-c  Warrant to Purchase Common Stock dated February 14, 2005.

10-d  Addendum to Convertible Debenture and Securities Purchase Agreement.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ULTRADATA SYSTEMS, INCORPORATED

Dated: February 18, 2005             By: /s/ Monte Ross
                                     -------------------------------------
                                     Monte Ross, Chief Executive Officer